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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                             PolyMedica Corporation
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             (Exact name of registrant as specified in its charter)

      Massachusetts                                              04-3033368
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(State of incorporation                                         (IRS Employer
    or organization)                                         Identification No.)

                        11 State Street, Woburn, MA 01801
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(Address of principal executive offices)            (Zip Code)

If this form relates to the registration               If this form relates to the registration of a
of a class of securities pursuant to                   class of securities pursuant to Section 12(g)
Section 12(b) of the Exchange Act and is               of the Exchange Act and is effective
effective pursuant to General Instruction A.(c),       pursuant to General Instruction A.(d),
please check the following box. [ ]                    please check the following box. [ ]

Securities Act registration statement file number to which this form relates:


                           ----------------------------
                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
        -------------------                  ------------------------------


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Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                         Preferred Stock Purchase Rights
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                                (Title of Class)


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Item 1:  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement on Form S-1") (File No. 33-45425) is incorporated herein by reference.

         The description and terms of the Preferred Stock Purchase Rights are set forth in the Rights Agreement, dated as of January 23, 1992, between the Registrant and The First National Bank of Boston, a national banking association, as Rights Agent, are incorporated by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 1992.

Item 2:  EXHIBITS.

         The following exhibits are filed herewith (or incorporated by reference as indicated below):

         1. Restated Articles of Organization of the Registrant, as amended, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-45425).

         2. Amended and Restated Bylaws of the Registrant, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.

         3. Rights Agreement, dated as of January 23, 1992, by and between the Registrant and The First National Bank of Boston, a national banking association, as Rights Agent, is incorporated by reference to the Company's Current Report on Form 8-K filed March 13, 1992.


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               PolyMedica Corporation



                                               By: /s/ Eric G. Walters
                                                   -----------------------------
                                                   Eric G. Walters
                                                   Chief Financial Officer

January 15, 1999